                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF VIASYSTEMS GROUP, INC.

Viasystems, Inc. - Delaware
Viasystems International, Inc. - Delaware
Viasystems Aircraft Leasing Co. - Delaware
Viasystems Milwaukee, Inc. - Wisconsin
Viasystems Technologies Corp LLC - Delaware
Viasystems Milford LLC - Massachusetts
Viasystems Technologies Corp. - Nevada
Viasystems International (Cayman Islands) Ltd. - Cayman Islands
Viasystems ULC - Nova Scotia
Viasystems Partner Ltd. - Canada
Wirekraft Industries, Inc. - Delaware
Espana Viasystems Technologies, S.A. - Spain
Viasystems Luxembourg S.a.r.l. - Luxembourg
Viasystems Canada Partnership - Canada
Wire Harness Industries, Inc. -- Delaware
Viasystems NRO Ltd. - Canada
Viasystems Canada Holdings, Inc. - Canada
Viasystems San Jose, Inc. - California
Viasystems Portland, Inc. -- Oregon
Viasystems Group Limited - England/Wales
Wirekraft Employment Co. - Delaware
ECM Holding Company - Delaware
Electro Componentes de Mexico, S.A. de C.V. - Mexico
Wirekraft Industries de Mexico, S.A. de C.V. - Mexico
Viasystems Solutions, Inc. - Canada
Viasystems Asia Pacific Company Limited - Hong Kong
Quickturn Assembly, Inc. -- California
Chips Acquisition Limited - England/Wales
PCB Investments Ltd. - England/Wales
Interconnection Systems Limited - England/Wales
Viasystems BVI Ltd. - British Virgin Islands
Shanghai Viasystems EMS Co. Ltd. - People's Republic of China
Kalex Printed Circuit Board Limited - Hong Kong
Viasystems (South China) Company Ltd. - Hong Kong
Viasystems K Limited - England/Wales
Termbray Property (B.V.I.) Limited - British Virgin Islands
Kalex EMS (Hong Kong) Company Ltd. - Hong Kong
Termbray Laminate Company Limited - Hong Kong
Kalex Printed Circuit Board (S) PTE Ltd. - Singapore

Guangzhou Kalex Laminate Company Ltd. - People's Republic of China
Kalex Circuit Board (China) Limited - Hong Kong
Termbray Circuit Board Company Ltd. - Hong Kong
Guangzhou Termbray Electronics Technology Co. Ltd. - People's Republic of China Kalex Multi-layer Circuit Board (Zhong Shan) Ltd. - People's Republic of China Kalex Multilayer Printed Circuit Board Co. Ltd. - Hong Kong
Kalex Circuit Board (Guangzhou) Limited - Hong Kong
Guangzhou Termbray Circuit Board Co. Ltd. - People's Republic of China
Shanghai Reltec Communications Technology Co. Ltd. - People's Republic of China Viasystems Canada, G.P. - Canada
Viasystems II LLC - Nova Scotia
Viasystems Puerto Rico, Inc. - Puerto Rico
Viasystems Boldon Ltd. - England/Wales
Viasystems Acquisition LLC - Delaware
Viasystems EMS - France SAS - France
Viasystems EMS - Europe Ltd. - England/Wales
Viasystems Luxembourg II, S.a.r.l. - Luxembourg
Viasystems EMS - U.K. Ltd. - England/Wales
Viasystems EMS - Italia Srl - Italy
Raintherm Ltd. - England/Wales
Raintherm (St. Helens) Ltd. - England/Wales
Dantherm HMS A/S - Denmark
Dantherm HMS Inc. - Delaware
Dantherm HMS Ltd. - England/Wales
Viasystems International Ltd. - England/Wales
Viasystems BV - Netherlands
Viasystems (Nantong) Electronic Technologies Company Ltd. - People's Republic
  of China
Print Service Holding NV - Netherlands
Mommers Print Service BV - Netherlands
Alex Cars BV - Netherlands
Mommers Vastgoed BV - Netherlands
Momm BV - Netherlands
Print Belgie Beheer BV - Netherlands
Masthoff BV - Netherlands
European Semiconductors Assembly BV - Netherlands
Print Belgie Holding BV - Netherlands
Mommers Print Service France SARL - France
Torag Trading A.G. -- Switzerland


                                       2